UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2006

Date of Report (Date of Earliest Event Reported)

RENASANT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Mississippi	000-12154	64-0676974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

209 Troy Street, Tupelo, Mississippi 38802-0709

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On May 16, 2006, the Board of Directors of Renasant Corporation (the “Company”) adopted an amendment to the Company’s Bylaws. The amendment eliminates the requirement that the Company’s Board of Directors hold monthly meetings and instead provides the Board of Directors discretion in setting the date and time of its meetings. A copy of the amendment to the Bylaws of the Company adopted by the Board of Directors is attached hereto as Exhibit 3.1 and is filed with this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On May 17, 2006, the Company issued a press release announcing the declaration of a quarterly cash dividend on its common stock of $0.23 per share payable July 3, 2006, to its shareholders of record on June 16, 2006. The press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

3.1	Articles of Amendment to the Bylaws of Renasant Corporation.

99.1	Press Release, dated May 17, 2006, issued by Renasant Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION Registrant

DATE: May 16, 2006	/s/ E. Robinson McGraw
E. Robinson McGraw President & Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Amendment to the Bylaws of Renasant Corporation.

99.1	Press Release, dated May 17, 2006, issued by Renasant Corporation.